Exhibit 23.7

March 18, 2022

CONSENT OF QUALIFIED PERSON

Re: Form 10-K of Perpetua Resources Corp. (the “Company”)

I, Grenvil Marquis Dunn, C.Eng., consent to:

•

the public filing by the Company and use of the technical report titled “Stibnite Gold Project S-K 1300 Technical Summary Report” (the “Technical Report Summary”), with an effective date of December 31, 2021, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission, as an exhibit to and referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”);

•

the use of and reference to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-X promulgated by the U.S. Securities Exchange Commission), in connection with the Form 10-K and any such Technical Report Summary;

•

any extracts from, or summary of, the Technical Report Summary in the Form 10-K and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form 10-K;

•

the incorporation by reference of the above items as included in the Form 10-K into the Company’s Registration Statement on Form S-8 (Registration No. 333-256925), filed on June 9, 2021, relating to the Company’s Omnibus Equity Incentive Plan.

•

the incorporation by reference of the above items as included in the Form 10-K into the Company’s Registration Statement on Form S-8 (Registration No. 333-255147), filed on April 9, 2021, relating to the Company’s 2011 Evergreen Incentive Stock Option Plan.

I am responsible for authoring, and this consent pertains to, Sections 10.3 and 10.4 of the Technical Report Summary. I certify that I have read the Form 10-K and that it fairly and accurately represents the information in the Technical Report Summary for which we are responsible.

By:	/s/ Grenvil Marquis Dunn, C.Eng.
Name:	Grenvil Marquis Dunn, C.Eng.